UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2020

JRSIS HEALTH CARE CORPORATION

(Exact name of registrant as specified in its charter)

Florida	1-36758	46-4562047
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

No. 38 South Street, Hulan District, Harbin City

Heilongjiang Province, P.R. China 150025

(Address of Principal Executive Office) (Zip Code)

86-451-56888933

(Registrant’s telephone number, including area code)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors

On February 25, 2020 Guoqing Jin resigned from his position as a member of the Registrant's Board of Directors. Mr. Jin was also the Chairman of the Audit Committee of the Board of Directors.

On February 25, 2020 the Registrant's Board of Directors elected Dianjun Mu to fill the vacancy on the Board of Directors caused by Guoqing Jin's resignation. The Board also appointed Dianjun Mu to serve as Chairman of the Audit Committee. Information regarding Mr. Mu follows:

Dianjun Mu. Dianjun Mu was most recently employed by Tonghe County People's Hospital, where he worked from 1998 to 2019 as Chief Financial Officer, from 1993 to 1998 as Chief of Internal Medicine, and from 1989 to 1991 as a physician. Mr. Mu earned a medical degree from Mudanjiang Medical University in 1989, and studied accounting at the Harbin Medical University from 1991 to 1993. Dianjun Mu is 54 years old.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

JRSIS Health Care Corporation

Date: February 26, 2020	By:	/s/ Lihua Sun
Lihua Sun, Chief Executive Officer

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